EXHIBIT 99.1

RLI REPORTS THIRD QUARTER 2022 RESULTS

PEORIA, ILLINOIS, October 19, 2022 – RLI Corp. (NYSE: RLI) – RLI Corp. reported third quarter 2022 net earnings of $439.9 million ($9.61 per share), compared to net earnings of $29.2 million ($0.64 per share) for the third quarter of 2021. Operating earnings(1) for the third quarter of 2022 were $23.0 million ($0.50 per share), compared to $25.6 million ($0.56 per share) for the same period in 2021.

	Third Quarter		Year to Date
Earnings Per Diluted Share	2022	2021	2022	2021
Net earnings	$9.61	$0.64	$10.61	$4.03
Operating earnings (1) (2)	$0.50	$0.56	$3.15	$2.27

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share due to the sale of RLI’s investment in Maui Jim. Prior period amounts have been restated to reflect the adjustment.

Highlights for the quarter included:

●	Underwriting income(1) of $8.8 million on a combined ratio(1) of 97.0.
●	13% increase in gross premiums written.
●	19% increase in net investment income.
●	Net earnings include $437.7 million ($9.56 per diluted share) related to the sale of Maui Jim, Inc.
●	Favorable development in prior years’ loss reserves, resulting in a $29.0 million net increase in underwriting income.
●	Losses from third quarter hurricanes, resulting in a $34.8 million net decrease in underwriting income.
●	Book value per share of $30.72, an increase of 16% (inclusive of dividends) from year-end 2021.

“After a fairly quiet start to the storm season, Hurricane Ian had an impact on our third quarter results,” said RLI Corp. President & CEO Craig Kliethermes. “Our thoughts are with all who have been affected by Ian, and I want to acknowledge the outstanding work our associates are doing to help our policyholders recover. Despite the sizable catastrophe losses related to this event, RLI produced an underwriting profit during the quarter. We also experienced continued growth across all three product segments. It is our financial strength that allows us to fulfill our promise to help restore our customers’ businesses and livelihoods following catastrophic events, and we remain focused on delivering on this commitment.”

Underwriting Income

RLI achieved $8.8 million of underwriting income in the third quarter of 2022 on a 97.0 combined ratio, compared to $13.7 million on a 94.6 combined ratio in 2021.

Results for the third quarter of both years include favorable development in prior years’ loss reserves, which resulted in a $29.0 million and $25.1 million net increase to underwriting income for 2022 and 2021, respectively. The favorable development in 2022 was offset by a $34.8 million net reduction to underwriting income for hurricane losses, compared to $29.8 million of hurricane and storm losses in 2021.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income (Loss)(1)			Combined Ratio(1)
(in millions)	2022	2021		2022	2021
Casualty	$11.3	$22.9	Casualty	93.7	85.9
Property	(8.3)	(16.5)	Property	110.3	127.2
Surety	5.8	7.3	Surety	81.4	75.3
Total	$8.8	$13.7	Total	97.0	94.6

(1)	See discussion below: Non-GAAP and Performance Measures.

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Other Income

Net investment income for the quarter increased 19.2% to $21.3 million, compared to the same period in 2021. The investment portfolio’s total return was -3.4% for the quarter and -13.5% for the nine months ended September 30, 2022.

RLI’s comprehensive earnings was $358.6 million for the quarter ($7.84 per share), compared to $17.0 million ($0.37 per share) for the same quarter in 2021. In addition to net earnings, comprehensive earnings included after-tax unrealized losses from the fixed income portfolio, due to rising interest rates.

Equity in earnings (loss) of Maui Jim, Inc. (Maui Jim), a producer of premium sunglasses, was -$18.0 million for the quarter, primarily due to transaction related expenses from the sale of the company. Equity in earnings of Prime Holdings Insurance Services, Inc. (Prime), a specialty insurance company, was $2.9 million. Comparatively, for the third quarter of 2021, equity in earnings of unconsolidated investees from Maui Jim and Prime was $5.4 million and $4.4 million, respectively.

Dividends Paid in Third Quarter of 2022

On September 20, 2022, the company paid a regular quarterly dividend of $0.26 per share, the same amount as the prior quarter. RLI’s cumulative dividends total more than $513 million paid over the last five years.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (non-GAAP) financial measures in presenting the company’s results. Management believes that these non-GAAP measures further explain the company’s results of operations and allow for a more complete understanding of the underlying trends in the company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (GAAP). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and operating earnings per share (EPS) consist of our GAAP net earnings adjusted by net realized gains/(losses), net unrealized gains/(losses) on equity securities and taxes related thereto. Additionally, equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating EPS due to the sale of RLI’s investment. Operating earnings and operating EPS for prior periods have been restated to reflect the equity in earnings of Maui Jim adjustment. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and operating EPS. A reconciliation of the operating earnings and operating EPS to the comparable GAAP financial measures is included in the 2022 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

As previously announced, RLI completed the sale of its minority interest in Maui Jim. RLI’s pre-tax proceeds from the sale was $686.6 million, and remains subject to customary post-closing working capital and other adjustments. The impact of the sale on RLI’s financial statements was a $437.7 million increase to net earnings.

At 10 a.m. central daylight time (CDT) tomorrow, October 20, 2022, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at https://events.q4inc.com/attendee/974954525.

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Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2021.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries – RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by AM Best Company. RLI has paid and increased regular dividends for 47 consecutive years and delivered underwriting profits for 26 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Diefenthaler

Chief Investment Officer & Treasurer

309-693-5846

Aaron.Diefenthaler@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

	Reserve Development and Catastrophe Losses,
	Net of Reinsurance
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in millions, except per share amounts)	2022	2021	2022	2021
Favorable development in casualty prior years' reserves	$28.2	$26.4	$72.9	$83.8
Favorable development in property prior years' reserves	$3.3	$0.5	$20.8	$8.4
Favorable development in surety prior years' reserves	$1.8	$2.5	$9.3	$2.6

Net incurred losses related to:
2022 storms	$—	$—	$(5.0)	$—
2022 hurricanes	$(40.0)	$—	$(40.0)	$—
2021 and prior events	$—	$(34.9)	$—	$(56.9)

	Operating Earnings Per Share
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating Earnings Per Share(1) (2)	$0.50	$0.56	$3.15	$2.27

Specific items included in operating earnings per share:(3) (4)
Net favorable development in casualty prior years' reserves	$0.44	$0.40	$1.11	$1.30
Net favorable development in property prior years' reserves	$0.04	$—	$0.31	$0.09
Net favorable development in surety prior years' reserves	$0.02	$0.03	$0.13	$0.01

Net incurred losses related to:
2022 storms	$—	$—	$(0.08)	$—
2022 hurricanes	$(0.60)	$—	$(0.60)	$—
2021 and prior events	$—	$(0.51)	$—	$(0.84)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings per share due to the sale of RLI’s investment in Maui Jim. Prior period amounts have been restated to reflect the adjustment.
(3)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(4)	Reserve development reflects changes from previously estimated losses.

RLI CORP

2022 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
SUMMARIZED INCOME STATEMENT DATA:	2022	2021	% Change	2022	2021	% Change
Net premiums earned	$291,468	$253,389	15.0%	$843,430	$722,984	16.7%
Net investment income	21,270	17,844	19.2%	57,625	50,929	13.1%
Net realized gains	573,170	1,829	NM	591,562	52,442	NM
Net unrealized gains (losses) on equity securities	(26,414)	(2,592)	NM	(155,218)	29,526	NM
Consolidated revenue	$859,494	$270,470	NM	$1,337,399	$855,881	56.3%
Loss and settlement expenses	165,089	143,656	14.9%	388,527	355,574	9.3%
Policy acquisition costs	96,977	80,449	20.5%	271,879	232,674	16.8%
Insurance operating expenses	20,606	15,560	32.4%	58,794	54,504	7.9%
Interest expense on debt	2,013	1,906	5.6%	6,034	5,711	5.7%
General corporate expenses	2,755	2,505	10.0%	8,553	9,533	(10.3)%
Total expenses	$287,440	$244,076	17.8%	$733,787	$657,996	11.5%
Equity in earnings (loss) of unconsolidated investees	(17,352)	9,043	NM	3,061	29,407	(89.6)%
Earnings before income taxes	$554,702	$35,437	NM	$606,673	$227,292	166.9%
Income tax expense	114,809	6,194	NM	121,096	43,222	180.2%
Net earnings(3)	$439,893	$29,243	NM	$485,577	$184,070	163.8%

Other comprehensive earnings (loss), net of tax	(81,248)	(12,240)	NM	(294,392)	(41,810)	NM
Comprehensive earnings	$358,645	$17,003	NM	$191,185	$142,260	NM

Operating earnings(1):
Net earnings(3)	$439,893	$29,243	NM	$485,577	$184,070	163.8%
Less:
Net realized gains	(573,170)	(1,829)	NM	(591,562)	(52,442)	NM
Income tax on realized gains	121,199	385	NM	125,061	11,013	NM
Net unrealized (gains) losses on equity securities	26,414	2,592	NM	155,218	(29,526)	NM
Income tax on unrealized gains (losses) on equity securities	(5,547)	(544)	NM	(32,596)	6,200	NM
Equity in (earnings) loss of Maui Jim	17,993	(5,376)	NM	3,121	(19,691)	NM
Income tax on equity in earnings (loss) of Maui Jim	(3,779)	1,129	NM	(655)	4,135	NM
Operating earnings(2)	$23,004	$25,600	(10.1)%	$144,164	$103,759	38.9%

Return on Equity:
Net earnings (trailing four quarters)				47.8%	22.8%
Comprehensive earnings (trailing four quarters)				22.2%	19.7%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	45,775	45,689		45,775	45,714

Net earnings per share(2)	$9.61	$0.64	NM	$10.61	$4.03	163.3%
Less:
Net realized gains	(12.53)	(0.04)	NM	(12.93)	(1.15)	NM
Income tax on realized gains	2.65	0.01	NM	2.73	0.24	NM
Net unrealized (gains) losses on equity securities	0.58	0.05	NM	3.39	(0.65)	NM
Income tax on unrealized gains (losses) on equity securities	(0.12)	(0.01)	NM	(0.71)	0.14	NM
Equity in (earnings) loss of Maui Jim	0.39	(0.11)	NM	0.07	(0.43)	NM
Income tax on equity in earnings (loss) of Maui Jim	(0.08)	0.02	NM	(0.01)	0.09	NM
Operating earnings per share(1)(2)	$0.50	$0.56	(10.7)%	$3.15	$2.27	38.8%

Comprehensive earnings per share	$7.84	$0.37	NM	$4.18	$3.11	34.4%

Cash dividends per share - ordinary	$0.26	$0.25	4.0%	$0.77	$0.74	4.1%

Net Cash Flow provided by Operations	$112,241	$115,932	(3.2)%	$282,886	$280,441	0.9%

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Equity in earnings of Maui Jim and the related taxes were excluded from operating earnings and operating earnings per share due to the sale of RLI’s investment in Maui Jim. Prior period amounts have been restated to reflect the adjustment.
(3)	Net earnings include $437.7 million related to the sale of Maui Jim, which was completed in the third quarter of 2022.

NM = Not Meaningful

RLI CORP

2022 FINANCIAL HIGHLIGHTS

(Unaudited)

(Dollars in thousands, except per share amounts)

	September 30,	December 31,
	2022	2021	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income, at fair value	$2,452,039	$2,409,887	1.7%
(amortized cost - $2,753,631 at 9/30/22)
(amortized cost - $2,346,267 at 12/31/21)
Equity securities, at fair value	462,988	613,776	(24.6)%
(cost - $327,964 at 9/30/22)
(cost - $324,501 at 12/31/21)
Other invested assets	48,837	50,501	(3.3)%
Cash and cash equivalents	723,511	88,804	NM
Total investments and cash	$3,687,375	$3,162,968	16.6%

Premiums and reinsurance balances receivable	201,781	167,279	20.6%
Ceded unearned premiums	137,346	130,916	4.9%
Reinsurance balances recoverable on unpaid losses	770,858	608,086	26.8%
Deferred policy acquisition costs	128,979	103,553	24.6%
Property and equipment	50,385	52,161	(3.4)%
Investment in unconsolidated investees	58,105	171,311	(66.1)%
Goodwill and intangibles	53,562	53,562	0.0%
Income taxes - deferred	51,791	—	NM
Other assets	71,483	58,466	22.3%
Total assets	$5,211,665	$4,508,302	15.6%

Unpaid losses and settlement expenses	$2,322,737	$2,043,555	13.7%
Unearned premiums	786,485	680,444	15.6%
Reinsurance balances payable	50,349	42,851	17.5%
Funds held	100,547	89,773	12.0%
Income taxes - current	132,446	3,092	NM
Income taxes - deferred	—	83,509	(100.0)%
Current portion of long-term debt	149,816	—	NM
Long-term debt	50,000	199,676	(75.0)%
Accrued expenses	81,066	98,274	(17.5)%
Other liabilities	144,226	37,767	NM
Total liabilities	$3,817,672	$3,278,941	16.4%
Shareholders' equity	1,393,993	1,229,361	13.4%
Total liabilities & shareholders' equity	$5,211,665	$4,508,302	15.6%

OTHER DATA:
Common shares outstanding (in 000's)	45,378	45,289

Book value per share	$30.72	$27.14	13.2%
Closing stock price per share	$102.38	$112.10	(8.7)%

Statutory surplus	$1,195,898	$1,240,649	(3.6)%

RLI CORP

2022 FINANCIAL HIGHLIGHTS

UNDERWRITING SEGMENT DATA

(Unaudited)

(Dollars in thousands, except per share amounts)

Three Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2022

Gross premiums written	$240,366		$126,083		$37,301		$403,750
Net premiums written	192,615		90,961		35,256		318,832
Net premiums earned	179,615		80,844		31,009		291,468
Net loss & settlement expenses	100,714	56.1%	59,347	73.4%	5,028	16.2%	165,089	56.6%
Net operating expenses	67,572	37.6%	29,805	36.9%	20,206	65.2%	117,583	40.4%
Underwriting income (loss)(1)	$11,329	93.7%	$(8,308)	110.3%	$5,775	81.4%	$8,796	97.0%

2021

Gross premiums written	$232,796		$90,148		$33,302		$356,246
Net premiums written	178,586		68,444		31,623		278,653
Net premiums earned	162,852		60,886		29,651		253,389
Net loss & settlement expenses	84,139	51.7%	55,695	91.5%	3,822	12.9%	143,656	56.7%
Net operating expenses	55,764	34.2%	21,749	35.7%	18,496	62.4%	96,009	37.9%
Underwriting income (loss)(1)	$22,949	85.9%	$(16,558)	127.2%	$7,333	75.3%	$13,724	94.6%

Nine Months Ended September 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2022

Gross premiums written	$704,502		$371,529		$105,667		$1,181,698
Net premiums written	569,475		273,312		100,254		943,041
Net premiums earned	528,494		222,974		91,962		843,430
Net loss & settlement expenses	278,813	52.8%	100,187	44.9%	9,527	10.4%	388,527	46.1%
Net operating expenses	189,263	35.8%	82,514	37.0%	58,896	64.0%	330,673	39.2%
Underwriting income (loss)(1)	$60,418	88.6%	$40,273	81.9%	$23,539	74.4%	$124,230	85.3%

2021

Gross premiums written	$658,021		$256,596		$95,508		$1,010,125
Net premiums written	510,913		194,373		90,842		796,128
Net premiums earned	467,817		168,393		86,774		722,984
Net loss & settlement expenses	228,807	48.9%	111,643	66.3%	15,124	17.4%	355,574	49.2%
Net operating expenses	164,756	35.2%	65,434	38.9%	56,988	65.7%	287,178	39.7%
Underwriting income (loss)(1)	$74,254	84.1%	$(8,684)	105.2%	$14,662	83.1%	$80,232	88.9%

(1)	See discussion above: Non-GAAP and Performance Measures.